MICHAEL T. STUDER CPA P.C.

111 West Sunrise Highway, Second Floor East

Freeport, N.Y. 11520

Phone: (516) 378-1000

Fax: (516) 546-6220

July 23, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated July 23, 2019 of Dream Homes & Development Corporation and are in agreement with the statements contained therein relating to Michael T. Studer CPA P.C.

Very truly yours,

/s/ Michael T. Studer
Michael T. Studer
President

cc: Dream Homes & Development Corporation